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                                                                   EXHIBIT 10.26


                                   AGREEMENT

               On the Creation and Functions of the Joint Venture

                                "[ILLEGIBLE]"

         The parties to this Agreement are the Main Trunk Lines Control Centre of the Ministry of Posts and Telecommunications of the U.S.S.R., a legal entity organized and existing under the laws of the U.S.S.R., with its principal office at 25, Dubovaya roscha, 127427 Moscow, U.S.S.R. ("MTLCC"), and Sovinet, a general partnership organized and existing under Virginia law, with its principal office at 1700 Old Meadow Road, McLean, Virginia 22102, U.S.A. ("SOVINET"). SOVINET is a general partnership by and between GTE International Communication Services Corporation, a Delaware corporation with its principal office at 1700 Old Meadow Road, McLean, Virginia 22102, U.S.A., and San Francisco/Moscow Teleport, Inc., a California corporation with its principal office at 3278 Sacramento Street, San Francisco, California 94115, U.S.A. The parties hereby agree to the following:


                                   ARTICLE 1

                           Establishment and Purposes

         MTLCC and SOVINET (collectively the "Participants") hereby establish a joint venture under the laws of the U.S.S.R., to be created in the U.S.S.R. in the city of Moscow ("the Venture"). The Venture is to be established for the following purposes:

         (1) to enhance communications services between the USSR and third countries, and within the USSR;

         (2) for this purpose, to design, construct, and operate a modern, digital, private international telecommunications network (the "Network") incorporating microwave, cellular telephone, international satellite, and other types of communications media, in


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order to provide voice, data, and facsimile services to customers in exchange for freely convertible foreign ("hard") currency in Moscow, and in other cities in the U.S.S.R. as permitted by appropriate governmental authorities;

         (3) to obtain (by import or otherwise, as the Venture may determine) all equipment, supplies, services, and raw materials that the Venture deems necessary for its operations;

         (4) to enter into agreements with hotels, businesses, enterprises, joint ventures, and other persons and entities of all types, in connection with the operation and/or use of the Network;

         (5) to apply for and obtain all necessary approvals, authorizations and permits for these purposes;

         (6) to engage in other means of provision of telecommunications services, both on the Soviet domestic market and internationally, in order to provide voice, data, and facsimile services in exchange for hard currency; and

         (7) to borrow funds in hard currency or Soviet rubles ("rubles"), as the Venture deems necessary or convenient for its operations and programs, and to repay the principal and interest due in respect of such loans in hard currency or rubles.

         To pursue these goals, the Venture may also carry out other business and commercial activities of all types which are permitted in the U.S.S.R., and provide goods and services to customers in the U.S.S.R., as the Venture determines from time to time. The Venture will independently develop and approve its own program of economic, production, and trade activities.

                                   ARTICLE 2

                               Name and Location

         Name for the Venture:

                 In Russian: "[ILLEGIBLE]".

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                 In English: "EDN".

         Principal Location of the Venture: 25, Dubovaya roscha, 12742 Moscow, U.S.S.R.


                                  ARTICLE 3

                                  Duration

         The Venture will be established and will operate, and the term of its existence and activities will continue, until the earlier of (1) December 31, 2001, or (2) the effective date of its liquidation pursuant to Article 23.

                                  ARTICLE 4

                                 Applicable Law

         The Venture will be a legal entity organized and existing under the laws of the U.S.S.R. The Venture will be established, function and conduct its activities in accordance with this Agreement, its Charter, which is attached as Exhibit 1, and applicable Soviet law. Where any terms of this Agreement and any terms of the Charter appear contradictory or inconsistent, the terms of this Agreement will prevail. This Agreement will be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of Sweden applicable to agreements negotiated, executed and performed entirely in Sweden by parties resident in Sweden, and without regard to any conflicts of law principles.

                                   ARTICLE 5

                                 Effective Date

         (1)     This Agreement will become effective upon its execution


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by the Participants, and the Venture will be created and begin its operations on and from the date of its registration with the U.S.S.R. Ministry of Finance. The Participants will use their best efforts to secure such registration as promptly as possible.

         (2) Notwithstanding anything to the contrary in this Agreement, in the event that the Venture is not registered by the U.S.S.R. Ministry of Finance within three (3) months of the date of execution of this Agreement by the Participants, or such longer period as MTLCC and SOVINET may mutually agree upon in their sole discretion, then this Agreement will terminate and will have no further force or effect, and the Participants will have no liability to one another in respect hereof, except that their respective obligations under Articles 16, 17 and 30(7) shall survive the termination. Upon such termination, at its own expense, MTLCC shall promptly return to SOVINET any and all cash and/or property imported into the U.S.S.R. by or for SOVINET for use by, or as a capital contribution to, the Venture.

                                   ARTICLE 6

             Capital Contributions; Financing and Other Matters

         (1) The capital stock of the Venture will initially consist of cash to be contributed by the Participants as follows, subject to the conditions precedent set forth in Article 22:

                 (a) MTLCC will contribute rubles in an amount equal to One Million United States Dollars (U.S.$1,000,000), converted at the official exchange rate of the U.S.S.R. Gosbank on the day of the contribution, and MTLCC will correspondingly own fifty percent (50%) of the capital stock of the Venture.

                 (b) SOVINET will contribute U.S. Dollars in the amount of One Million United States Dollars (U.S.$1,000,000), and SOVINET will correspondingly own fifty percent (50%) of the capital stock of the Venture.

         (2)     MTLCC and SOVINET will make these contributions to the

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capital stock of the Venture, respectively, within ninety (90) days of the date of registration of the Venture with the U.S.S.R. Ministry of Finance.

         (3) Promptly upon the registration of the Venture, the Participants will use their best efforts to obtain one or more loans, from banking or financial institutions of international reputation, inside or outside the U.S.S.R., to the Venture, in the aggregate principal amount of Ten Million United States Dollars (U.S.$10,000,000) at interest rates, at a repayment schedule, and on such other terms and conditions as shall be mutually agreeable to the Participants. The Participants agree that their intent is to obtain such loan(s) on a basis that would require SOVINET, or one of its equity owners, to guarantee no more than fifty percent (50%) of the total amount of Ten Million United States Dollars (U.S.$10,000,000) and, accordingly, the Participants agree that each of them will apply its best efforts to obtain the loan(s) on this basis. If the Venture borrows funds from any bank whose principal office is not located in the U.S.S.R., or opens bank accounts or establishes banking relationships with any such bank, the Venture shall first obtain the permission of U.S.S.R. Vneshekonombank for such action to the extent required by Soviet law, and MTLCC shall be principally responsible for obtaining, and shall use its best efforts to obtain, such required permission.

         (4) Within thirty (30) days of the date of registration of the Venture, the Participants shall cause the Venture to execute and deliver to GTE Spacenet International Corporation, and SOVINET shall cause GTE Spacenet International Corporation to execute and deliver to the Venture, an Equipment Purchase and Installation Agreement ("Equipment Agreement") in form reasonably satisfactory to both parties and incorporating such terms and conditions as the Venture and GTE Spacenet International Corporation may mutually agree upon.

                                   ARTICLE 7

                            Changes in Capital Stock

                 The Board of Directors of the Venture (as described in Article

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11) ("Board") may increase the amount of the capital stock of the Venture, in its discretion, upon a unanimous vote of the members of the Board. In accordance with the terms of such decision, the Board may accept supplementary contributions from the Participants, or may cause all or a portion of the profits of the Venture to be contributed to the capital stock, to the extent of the authorized capital stock. No Participant will be required to make any supplementary contributions to the capital stock of the Venture, except as both Participants may expressly agree in advance, in writing.

                                   ARTICLE 8

                                     Funds

         The following operating capital accounts or funds ("Funds") will be established out of the balance profits (as defined below) and certain other capital of the Venture to support certain of the Venture's activities, as specified below, and to provide benefits to its employees:

         (1) a reserve fund of up to twenty-five percent (25%) of the amount of the capital stock ("Reserve Fund").

         (2) a fund for production and development related to the activities of the Venture ("Production and Development Fund").

         (3)     a fund for employee benefits.

         The amounts and procedures for allocating capital to the Funds, if any, and the use of the Funds, will be as determined by the Board from time to time, in its sole discretion, and will be reviewed by the Board at least once per year and set forth in each annual budget of the Venture. The proceeds of loans in hard currency obtained by the Venture may also be allocated to the Production and Development Fund, and the repayment of principal under such loans may be charged against the Production and Development Fund.
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                                   ARTICLE 9

                                   Valuation

         The valuation of any capital goods, real property, intangible assets, contract rights, know-how and/or other assets acquired by the Venture (other than pursuant to Article 6) will be established by prior written agreement of the Participants, with due regard for then current world market prices. Where necessary and solely for the purposes of keeping the books of the Venture that are denominated in rubles, the recalculation into rubles of the value of such acquired property, assets, rights, and other items, will be conducted in accordance with the official U.S.S.R. Gosbank rate of exchange, or other applicable exchange rate, on the day of the acquisition.

                                   ARTICLE 10

                                   Insurance

         If the Board so determines, the property and interests of the Venture and of the Participants may be insured (against damage, casualty, fire, theft, or other loss, or business or political risk) by Ingosstrakh at its current rates, or by other Soviet or foreign insurance companies at their current rates, and payment to the Venture under such insurance may be made in hard currency. Upon a decision of the Board to this effect, the Venture may also obtain health, life, or other insurance on behalf of its employees.

                                   ARTICLE II

                                   Governance

         (1) The Venture will be governed as follows. The Venture will have a Board consisting of six (6) members, three (3) of whom will be appointed by MTLCC and three (3) of whom will be appointed by SOVINET. The members of the Board appointed by MTLCC will represent its interests and act on its behalf, and the members of the Board appointed by SOVINET will represent its interests and act on
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its behalf. The Board will have ultimate authority and control over all actions and decisions of the Venture, its Management and its Audit Committee (as those terms are defined below), its personnel, and its other bodies or committees, if any. Day-to-day operations of the Venture and the implementation of decisions of the Board will be carried out by the senior executive employees of the Venture (collectively the "Management"), as specified below, who will remain subject at all times to the authority and control of the Board.

         (2) The Management will consist of a Director General, a First Deputy Director, a Technical/Engineering Director, a Marketing/Sales Director, and a Finance/Accounting Director, each of whom will be appointed by the Board, subject to the following selection process. The individual who serves as First Deputy Director also may serve, simultaneously, in one of the other Director positions. The Director General will be nominated by MTLCC and approved by SOVINET. The parties acknowledge that it will be highly desirable that the Director General speak both Russian and English. Each of the First Deputy Director, Marketing/Sales Director and Finance/Accounting Director will be nominated by SOVINET and approved by MTLCC. Further, during the period prior to operation of the Network, the Technical/Engineering Director will be nominated by SOVINET and approved by MTLCC. Once the Network commences operation, the Technical/Engineering Director will be nominated by MTLCC and approved by SOVINET. Each of these positions may be filled by Soviet or foreign citizens. Each member of the Management will have the duties set forth in the Charter, unless otherwise determined by the Board. The Director General will be entitled to attend meetings of the Board, but will have no voting rights.

         (3) Except to the extent expressly authorized in Article 6 of this Agreement or in the approved annual budget of the Venture then in effect, or as may be required pursuant to any contract or agreement of the Venture which was approved and entered into pursuant to this Agreement, the prior written approval of the Board (or the approval of the Director General, with the prior written consent or approving signature of the First Deputy Director to such action) will be, required for the taking of each of the following actions by the Venture, or by any of its personnel on behalf of the Venture:
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         (a)     During any twelve (12) month period, undertaking any of the following transactions with a value in excess of U.S. $10,000:

                 (i)      Capital investments in or purchases of equipment;

                 (ii) Sale, lease, or other disposition of assets, other than in the ordinary course of business; or

                 (iii) Borrowing or lending funds of any kind, except for trade credits granted or received in the ordinary course of business;

         (b) Mergers and acquisitions, investments in other entities, or similar transactions;

         (c) Selection of the Venture's accountants, auditors, or legal counsel;

         (d)     Settlement of any legal action in excess of U.S. $10,000;

         (e) Mortgaging, encumbering or granting any lien or security interest in any or all of the assets of the Venture;

         (f) Making or modifying any material term of contracts, agreements or business arrangements with a value in excess of U.S. $10,000;

         (g) Designation of the persons or entities entitled to disburse or withdraw from deposit the operating capital or cash balances of the Venture;

         (h) Establishing any office or place of business outside of the U.S.S.R.;

         (i) Conducting negotiations concerning, entering into, or modifying any material term of any definitive agreement with Intourist or any successor organization ("Intourist"), or any other governmental organization in the U.S.S.R.;

         (j) Inviting or assigning specialists to travel or work pursuant to Article 18;

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                 (k)      opening or closing bank accounts, or

                 (l) providing telecommunications services to customers in the U.S.S.R. in exchange for rubles.

         (4) The Venture shall also have an Audit Committee which shall be formed, and which shall conduct periodic audits, as described in the Charter.

         (5) All matters relating to the governance or administration of the Venture and not specifically addressed by this Agreement will be handled as provided in the Charter or, if the Charter does not specifically address them, by decision of the Board.

         (6) The Board will have two co-chairmen, one of whom will be designated by each Participant and acceptable to the other Participant. The Board will meet at least four (4) times per year for the first two (2) years after registration of the Venture with the U.S.S.R. Ministry of Finance. Thereafter, it will meet at least twice per year, and more often if deemed necessary by the Participants. Where applicable, the co-chairman appointed by the Participant in whose home country the meeting is being held will preside at the meeting; if the meeting is held in a third country, the Board will select the presiding co-chairman. Except with respect to decisions that under this Agreement or the Charter require the unanimous consent of all Board members, all decisions of the Board will require the affirmative vote of at least four
(4) members, either in person or by written proxy, and four (4) members must be present for any valid meeting to be held. The agenda for each Board meeting shall be discussed and agreed upon in principle by the Board members not less than thirty (30) days in advance of the meeting.

         (7) The Board will establish the annual budgets and activities of the Venture. Budgets for each fiscal year will be prepared by the Director General and circulated to the Board members for their review at least ninety
(90) days prior to the commencement of such fiscal year. Budgets shall be approved and become effective upon the decision of the Board. Each annual budget shall set forth the proposed expenditures and disbursements of the Venture for the relevant fiscal year, and shall project the estimated revenues, income, and profits for that fiscal year, in both rubles and hard
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currency. Until an annual budget is approved for a given fiscal year, the
Venture shall follow the annual budget adopted by the Board for the previous fiscal year.

         (8) The Venture shall compensate members of the Board in hard currency for their reasonable expenses, including without limitation travel and hotel expenses, incurred in connection with their attendance at meetings of the Board.

                                   ARTICLE 12

                          Cooperation of Participants

         The Participants agree to cooperate exclusively with each other to create and operate the Network to serve the hotels and business centers listed in Exhibit 2. In addition, the Participants will use their best efforts to include other and new international hotels and business centers in Moscow as customers served by the Network. Each of the Participants promises not to create or enter into another joint enterprise, directly or indirectly (for SOVINET - with a Soviet partner; for MTLCC - with a foreign partner), to construct and/or operate another network in Moscow similar to the Network. The Participants agree that the obligations set forth in this Article 12 are essential to the success of the Venture in view of the innovative nature of the Network, the need to keep the know-how and marketing plans of the Venture confidential (pursuant to Article 17), and the special requirements of the business to be conducted by the Venture.
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                                   ARTICLE 13

                            Distribution of Profits

         (1) The profits of the Venture in each fiscal year (which shall be the calendar year, unless otherwise determined by the Board) will be determined and distributed as follows. The following amounts will be deducted from the gross revenues of the Venture (which will not include the proceeds of loans obtained by the Venture) for each fiscal year:

                 (a) all expenditures for commercial purposes for that fiscal year,

                 (b) all deductions for depreciation and loss carry-forwards (as set forth in Article 21(4)) for that fiscal year, and

                 (c) all repayments of principal and payments of interest under the loan obligations of the Venture (including without limitation the loan(s) described in Article, 6(3)) in that fiscal year.

         (2) After such deductions are made (and any other deductions or credits permitted by applicable Soviet law are applied), the resulting amount of revenue will be known as the "balance profit" of the Venture for that fiscal year. From the balance profit will then be deducted all amounts allocated by the Board to the Reserve Fund and Production and Development Fund of the Venture for that fiscal year. The resulting amount of revenue will be known as the "taxable profit" of the Venture for that fiscal year. The Venture will pay Soviet income taxes of thirty percent (30%), or such lesser percentage as may be available under applicable law, on such taxable profit, except as provided in Article 21 or otherwise in this Agreement. All Soviet income taxes due will be paid to the U.S.S.R. State Budget, or as may be otherwise required by Soviet law, in rubles. For the purposes of calculating Soviet income taxes that are due in rubles with respect to the taxable profits of the Venture that are actually received in hard currency, the applicable exchange rate will be either the official exchange rate of the U.S.S.R. Gosbank on the date of actual payment, or the official rate of the U.S.S.R. Gosbank on the date of execution of this Agreement by the

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Participants, whichever is more favorable to the Venture.

          (3) Up to ten percent (10%) of any amounts remaining after payment of such taxes, or such greater percentage as the Board may determine, may be allocated by the Venture for employee benefits, social and cultural needs of personnel, and housing, as and when determined by the Board. Any amounts remaining after such payment and allocation shall be known as "distributable profits," and shall be distributed to the Participants in proportion to their respective percentages of the capital stock of the Venture, as and when determined by the Board, but in any event not later than sixty (60) days after the end of the fiscal year in question. All amounts due to SOVINET in respect of the distributable profits of the Venture which are denominated in hard currency shall be distributed to SOVINET in U.S. dollars or other hard currency. SOVINET will have the right at all times to transfer its distribution of the Venture's distributable profits in hard currency abroad without restriction. Distributions of distributable profits shall be made to all Participants at the same time.

                                   ARTICLE 14

                                   Contracts

         (1) The Venture may enter into and perform contracts and agreements of all types with the Participants, their affiliates (as defined in (3) below), and third parties, subject to the limitations set forth in the other provisions of this Agreement and the Charter. Where required by the terms of such contracts or agreements, the Venture may pay fees, royalties or costs owed under such contracts or agreements in hard currency, to the extent permitted by the hard currency cash balances of the Venture.

         (2)      Where the Venture negotiates concerning, or enters
into, definitive agreements with Intourist, Sovincenter, Expocenter, or other persons or entities in the U.S.S.R. designated by the Board, each of the Participants (or persons designated by the Participants) shall be entitled to participate directly in such negotiations and in the preparation, drafting and execution of such definitive agreements.
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         (3)      The Venture shall only enter into contracts,
agreements or business arrangements requiring aggregate payments in any fiscal year in excess of US$10,000 (or the performance of services or provision of goods in excess of such value in such period) (a) with a Participant, (b) with an equity owner of SOVINET, or (c) with any other person or entity controlling, controlled by, or under common control with a Participant or such an equity owner (hereafter, an "affiliate" of the Participant or equity owner), upon the unanimous consent of the members of the Board; provided, however, that all such contracts, agreements or arrangements entered into pursuant to an express provision of this Agreement are hereby deemed approved unanimously by the Board.

                                   ARTICLE 15

                               Independent Status

         The Venture may carry out its activities freely in the U.S.S.R. The Venture will have independent economic status, will be governed by the principles of self-financing and self-management, will finance and support its own activities, and will generate its own sources of rubles and hard currency. The Venture may conduct its own export and import activities independently, as well as through Soviet foreign trade organizations or other Soviet or foreign organizations engaging in foreign economic activity, as determined by the Board in its sole discretion. The Venture shall automatically be entitled to all rights and privileges that may subsequently become available to joint ventures (or other legal entities involving foreign equity participation) under Soviet law after the date of execution of this Agreement.

                                   ARTICLE 16

                        Intellectual and Other Property

         The Venture will have its own intellectual and industrial property rights, under and in accordance with Soviet law, safeguarding such property of the Venture as patents, unpatented inventions, "know-how," copyrights, trade secrets, industrial designs and trademark rights. Procedures for the commercial usage, protection, and defense of these rights by the Venture will be determined by the Board. The Participants will not possess any individual rights to any such property of the Venture, or to any other goods, rights, property or assets contributed by either Participant to the capital stock of the Venture. Notwithstanding the foregoing, the Venture will not have any rights to any patents, inventions, "know-how," trademarks, copyrights, trade secrets, industrial designs, software, or other intellectual or industrial property which may be licensed or sublicensed to the Venture by MTLCC, or by SOVINET or its affiliates, except as expressly provided in the Venture's applicable license agreement(s), if any. The Venture will be entitled to own real property, but may not have rights to ownership of the earth, innermost depths of the earth, bodies of water, or forests, except as permitted by Soviet law.

                                   ARTICLE 17

                                Confidentiality

         The Venture and each Participant will, and will cause their respective agents, representatives and employees to, maintain strict confidentiality with respect to all technical, financial, commercial, and other information received from the Venture or from a Participant and identified as confidential in writing by the disclosing party, and take all reasonable measures to protect such information from unauthorized use or disclosure, until the date that falls five (5) years after the date of termination or liquidation of the Venture; provided, however, that MTLCC shall be entitled to disclose such financial information to third parties in the Soviet Union, and SOVINET shall be entitled to disclose such financial information to third parties in the United States, to the extent required by applicable laws; provided, further, that this Agreement shall not restrict the disclosure of any information to the extent that it (1) is or becomes generally available to the public without breach of this Agreement; (2) is received from a third party without limitation or restrictions; (3) is information which the recipient Participant independently developed; (4) became known to the recipient

Participant without restriction on use or disclosure; or (5) is disclosed pursuant to the compulsory requirement of a governmental agency, court order, injunction, writ, order, or other legal process in the United States or the U.S.S.R., provided that the Participant subject to any such legal requirement shall (i) notify the other Participants and the Venture in writing immediately upon becoming aware of any such requirement, and (ii) provide the other Participants and the Venture full opportunity to contest such disclosure prior to making any such disclosure.

                                   ARTICLE 18

                                  Specialists

         In conducting its activities (including without limitation export and import operations, licensing, distribution, sales and marketing), and subject to the prior approval of the Board, the Venture will have the right to invite foreign specialists to the U.S.S.R., to send Soviet or foreign specialists abroad on business trips, and to make arrangements to pay all reasonable travel, lodging, meals, and other expenses incurred by such specialists in connection with such trips, in rubles or hard currency.

                                   ARTICLE 19

                        Refraining from Harm to Venture

         At all times until the date of liquidation of the Venture, the Participants will use their best efforts to refrain from conducting activities that might inflict material harm on the Venture or on either Participant; provided, however, that this Article 19 shall not prevent any Participant or an affiliate of SOVINET from engaging in any commercial or investment activity in the normal course of its business, or in any activity permitted by Article 12,

                                   ARTICLE 20

                            Information and Records

         Each Participant will have the right, through its participation on the Board, or otherwise promptly upon written request to any member of Management, to receive complete, current, and accurate information on the Venture's activities; on the status of the Venture's property, inventory, accounts, contracts and agreements, labor relations, profits and losses; and on all other matters involving the Venture. The Venture will, in accordance with Soviet law, keep and prepare accurate and current records, which shall be located at its principal office in Moscow (or elsewhere as determined by the Board), and will conduct periodic audits as provided in the Charter. The following information and records of the Venture will be kept in Russian and in English, unless otherwise determined by the Board: audit reports, accounting books and records, tax records, Board minutes and agendas, contracts and other agreements with third parties, and other information and records designated by the Board as subject to this requirement.

                                   ARTICLE 21

                                  Tax Matters

         (1) Notwithstanding Article 13 or any other provision of this Agreement, the Venture will be exempt from all Soviet income taxes imposed by the national government of the U.S.S.R. for a period of two (2) years commencing on the first day of the first fiscal year after the first fiscal year in which the Board determines that the Venture earned a balance profit, and shall continue to be so exempt thereafter to the maximum extent permitted by applicable law; further, at all times the Venture shall be exempt from all income, sales or other taxes which may be imposed by regional, local or municipal authorities in the U.S.S.R. "Balance profit" means a balance profit calculated as provided in Article 13, and appearing on the official financial statements of the Venture. (In determining the first fiscal year in which the Venture has earned a balance profit, foreign exchange profits or gains based on conversion of SOVINET's capital contributions to the Venture shall not be counted.)

         (2) All distributable profits actually paid to SOVINET by or from the Venture shall be subject to applicable Soviet withholding tax, if any, at a rate of up to twenty percent (20%), or at such lesser rate as may be imposed by applicable Soviet laws and international tax treaties, whichever rate is most favorable to SOVINET. All other payments to SOVINET and its affiliates by or from the Venture will be exempt from all withholding, repatriation, or other transfer taxes (i.e., taxes imposed upon the remission of funds across national boundaries) which may be imposed by Soviet law. The Participants shall also use their best efforts to obtain similar exemption from all such withholding, repatriation, and other transfer taxes for all payments by the Venture to GTE Spacenet International Corporation under the Equipment Agreement.

         (3) All products or services which the Venture imports into the U.S.S.R. for use in its activities, or for use in constructing or operating the Network, will be exempt from all Soviet customs duties, tariffs, or similar charges.

         (4) Notwithstanding any other provision of this Agreement to the contrary:

                  (a) the Venture shall be entitled to carry forward any losses, and to deduct them from its gross revenues prior to calculating its balance profit, in any of the five (5) fiscal years subsequent to the year in which the loss occurred, and

                  (b) the tangible assets of the Venture may be depreciated on a straight-line basis at a rate of ten percent (10%) per fiscal year, or such other rates as the Board may select, and the Venture shall be entitled to deduct the amounts so depreciated from its gross revenues prior to calculating its balance profit in each applicable fiscal year.

         (5) The Participants understand that upon the registration of the Venture by the U.S.S.R. Ministry of Finance, the Venture will be entitled to the tax privileges, benefits and exemptions set forth in this Agreement. The Participants are relying upon such understanding in entering into this Agreement.

                                   ARTICLE 22

                         Excuse for Failure to Perform

         (1) Failure by either Participant to perform any of its responsibilities under this Agreement will not be a violation of this Agreement if and to the extent that such performance is rendered impossible by fires, floods, other acts of nature, riots or civil disturbances, freight embargoes, acts of war or hostilities of any nature; provided, however, that this Article 22(l) shall not apply to the responsibilities of the Participants to make contributions under Article 6.

         (2) Notwithstanding anything to the contrary in this Agreement, the obligations of the Participants to make their respective capital contributions under Article 6 shall be contingent upon and subject to the prior occurrence of each of the following events:

                 (a) registration of the Venture with the U.S.S.R. Ministry of Finance within three (3) months of the date of execution of this Agreement, or such longer period as the Participants may agree upon;

                 (b) within one (1) month of the date of registration of the Venture, or such longer period as the Participants may agree upon, the negotiation, execution and delivery of a definitive agreement with the management of each of the hotels and business centers listed in Exhibit 2, granting the Venture the exclusive right to provide Network services to hard currency customers in such hotels and business centers;

                 (c) the granting by the appropriate governmental authorities in the United States and elsewhere of all approvals, consents, licenses, permits, and authorizations which are necessary, in the reasonable opinion of SOVINET's legal counsel, for SOVINET to enter into this Agreement and to make its capital contributions hereunder (including, without limitation, all licenses and authorizations which may be necessary under the U.S. Export Administration Act of 1979, as amended, and the regulations thereunder);

                 (d) the Venture and GTE Spacenet International Corporation shall have entered into the Equipment Agreement in form reasonably satisfactory to both parties and incorporating the terms and conditions described in Article 6(4), together with such other terms and conditions as the Venture and GTE Spacenet International Corporation may mutually agree upon; and

                 (e) within one (1) month of the date of registration of the Venture with the U.S.S.R. Ministry of Finance, or such longer period as the Participants may agree upon in their sole discretion, the Venture shall have obtained the loans described in Article 6(3).

                                   ARTICLE 23

                    Liquidation and Withdrawal; Transfers

         (1)     The Venture will be liquidated if:

                 (a) the Participants agree in writing upon its liquidation;

                 (b) the Council of Ministers of the U.S.S.R. reasonably determines, after due inquiry, that the activities of the Venture have materially failed to conform to the aims and purposes set forth in this Agreement, and provides ninety (90) days' advance written notice of such determination to the Venture and both Participants;

                 (c) the term of the Venture as specified in Article 3 expires, and is not renewed by mutual agreement of the Participants;

                 (d) either Participant commits a material breach of its obligations under Articles 6 or 12, and such breach is not cured within ninety
(90) days after written notice by the other Participant to the breaching Participant;

                 (e) either Participant fails to perform any of its obligations under this Agreement due to circumstances described in Article 22(l), and such failure continues for one (1) year after written notice to the failing Participant by the other Participant (which notice may be given or withheld in the notifying Participant's sole discretion); or

                 (f) any interest of SOVINET in the Venture is expropriated or nationalized by governmental authorities in the U.S.S.R., or Soviet laws, regulations or governmental actions materially prevent the Venture from conducting its activities and pursuing its purposes as described in
Article 1, or from distributing profits as described in Article 13, and such events are not cured within ninety (90) days after written notice of such events is delivered by SOVINET to MTLCC (or any successor organization), which notice may be given or withheld in SOVINET's sole discretion.

         (2) In the event of liquidation of the Venture, the assets of the Venture will be distributed by the Board, upon its review of the report of the Liquidation Committee (as described in the Charter), to the Participants as follows, after the repayment of all loans and the satisfaction of all other debts owed by the Venture to the Participants, their affiliates, or third parties:

                 (a) First, all tangible assets contributed by each of the Participants will be returned to them, respectively, at their addresses as set forth below. Notwithstanding the foregoing, at the election of the contributing Participant, any or all of the tangible assets that it contributed may instead be sold at public auction, and the proceeds of sale distributed to the contributing Participant. The contributing Participant shall be entitled to bid at the auction, and to repurchase the tangible asset(s) in question if its bid is highest; provided, however, that upon such repurchase, the purchase price shall be paid into the remaining funds of the Venture, and distributed as described in (b) below.

                 (b) Second, the hard currency and other assets of the Venture will be distributed to the Participants in proportions corresponding to their respective percentage ownership of the capital stock of the Venture at the moment of liquidation. Where tangible assets which the Venture has acquired from third parties are to be distributed, the Liquidation Committee shall take into account the preferences of the Participants and the fair market value of the assets in determining the distribution. Notwithstanding the foregoing, upon agreement of the Participants, any or all such tangible assets may instead be sold at public auction, and the proceeds of the sale distributed between the Participants as described in the first sentence of this Article 23(2)(b). Either Participant shall be entitled to bid at the auction, and to repurchase the tangible asset(s) in question if its bid is highest; provided, however, that upon such repurchase, the purchase price shall be paid into the remaining funds of the Venture, and distributed as described in the first sentence of this Article 23(2)(b).

The Board will undertake all steps described above and supervise the distribution of assets to the Participants.

         (3) No Participant shall be entitled to transfer its ownership interest in the Venture to a third party without the prior, written consent of the other Participants. New parties shall not be admitted as Participants to the Venture without the prior written consent of all existing Participants.

                                   ARTICLE 24

                             Resolution of Disputes

         (1) In the event that disagreements or disputes arise with respect to the interpretation or performance of this Agreement or any of its provisions the Participants will use their best efforts to resolve them through consultation. Disagreements or disputes that have not been settled by such consultation within ninety (90) days after they first arise will be submitted to, and conclusively settled by, binding arbitration.

         (2) Each disagreement or dispute relating to the operations of the Venture which is between Soviet members of the Management and employees of the Venture who are Soviet citizens, or between the Venture and third parties (except as otherwise agreed between the Venture and such third parties in writing), will be resolved by the Court of Arbitration of the U.S.S.R. Chamber of Commerce and Industry in proceedings conducted according to the rules thereof in Moscow, U.S.S.R.

         (3) All disputes among the Participants or their respective appointed Board members, among one or more Participants and the Venture, or in any way involving SOVINET or its equity owners, will be conclusively resolved by an arbitrator appointed by the Stockholm Chamber of Commerce in proceedings conducted in Stockholm, Sweden, in English and in accordance with the arbitration rules of that Chamber (but without regard to the conflicts of law rules thereof or of the laws of Sweden).

         (4) In conducting the proceedings and rendering a decision, the arbitrator will apply the governing law specified in the last sentence of
Article 4, without regard to the place of execution of this Agreement. In such proceedings and in any other court, arbitral, administrative, or formal proceeding involving SOVINET or this Agreement, MTLCC irrevocably waives all, and shall not raise any, defenses based on sovereign immunity. Further, to the extent that MTLCC has or hereafter acquires any immunity from the jurisdiction of any proceedings, arbitral tribunals, courts or from any legal process (whether through service of notice or otherwise) with respect to itself or its property, MTLCC hereby irrevocably waives such immunity in respect of its obligations under this Agreement. The foregoing waiver is intended to be effective to the fullest extent now or hereafter permitted by the applicable law of any jurisdiction in which any arbitration, suit, action or proceeding with respect to this Agreement may be commenced.

         (5) All decisions resulting from such arbitration will be final and binding on the Participants, the Venture and any other parties thereto. Each Participant shall be separately responsible for its expenses in connection with the arbitration. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein. If a controversy, claim or dispute arises between the parties which is subject to the arbitration provisions hereunder, and there exists or later arises a controversy, claim or dispute between the parties and any third party, which controversy, claim or dispute arises out of or relates to the same transaction or series of transactions, said third party controversy, claim or dispute shall be consolidated with the arbitration proceedings hereunder; provided, however, that any such third party must be a party to an agreement with a party hereto which provides for arbitration or disputes thereunder in accordance with rules and procedures substantially the same in all material respects as provided for herein or, if not, must consent to arbitration as provided for hereunder. Any demand for arbitration hereunder shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

                                   ARTICLE 25

                             Changes and Additions

         Changes and additions to this Agreement and/or the Charter will be valid only if they are presented in written form and signed by authorized representatives of both Participants.

                                   ARTICLE 26

                                   Personnel

         The personnel of the Venture will primarily consist of Soviet citizens who will be employed by the Venture, and will include foreign citizens who will primarily be employed by SOVINET or the equity owners thereof (and who will remain employees of SOVINET or such equity owners, unless otherwise agreed by the Participants). Foreign employees or consultants employed by or assigned to work for the Venture will have the rights and privileges and be compensated as set forth in the Charter, as determined by the Board, and as otherwise provided by Soviet law. The Management may consist of any number of Soviet and/or foreign citizens. The actions and decisions of the Management will be subject to the supervision of the Board. The employees of the Venture who are Soviet citizens may be assigned to work in one of the three (3) eight-hour shifts to be operated by the Venture per day, subject to the collective bargaining agreement to be entered into with the trade union of such employees. The Venture will operate seven (7) days per week, or as determined by the Board.

                                   ARTICLE 27

                         Representations and Warranties

         (1)     MTLCC represents and warrants to SOVINET as follows:

                 (a) MTLCC is a production enterprise duly organized and validly existing under the laws of the U.S.S.R., and has the full legal power and authority to own and operate its properties and to enter into and perform
the terms of this Agreement and the transactions contemplated hereby.   The
execution and delivery of this Agreement by MTLCC, its performance of the provisions hereof, and the provision of telecommunications services in the U.S.S.R. and operation of the Network by the Venture, have all been duly authorized by all necessary legal action of MTLCC, and of the Ministry of Posts and Telecommunications of the U.S.S.R. This Agreement will be executed on behalf of MTLCC by persons with due authorization to execute international contracts on its behalf, in compliance with Soviet law and, without limitation, with Decree No. 122 of the U.S.S.R. Council of Ministers, "On the Procedure for Signing Foreign Trade Transactions," dated February 14, 1978. MTLCC has obtained all licenses from the U.S.S.R. Ministry of Foreign Economic Relations necessary to engage in foreign trade and to enter into this Agreement. Upon its execution by MTLCC, this Agreement will constitute a valid and binding obligation of MTLCC, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will constitute a violation of, or default under, or will conflict with any terms of the charter or foundation documents of MTLCC, of any existing law, regulation, rule, order, judgment or decree of any court or governmental authority in the U.S.S.R., or of any material contract, agreement, or business relationship to which MTLCC is a party or by which it is bound.

                 (b) According to the document of which a copy is attached as Exhibit 3, MTLCC has the authority to operate, and to cooperate with SOVINET through the Venture to operate, the Network as contemplated by this Agreement.

         (2)     SOVINET hereby represents and warrants to MTLCC as follows:

                 (a) SOVINET is duly organized and validly existing under the laws of the state of Virginia, U.S.A., and has the full legal power and authority to own and operate its properties and to enter into and perform the terms of this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by SOVINET and its performance of the provisions hereof have been duly authorized by all necessary legal action of SOVINET. Upon its execution by SOVINET, this Agreement will constitute a valid and binding obligation of SOVINET, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will constitute a violation of, or default under, or will conflict with any terms of the agreement establishing SOVINET, of any existing law, regulation, rule, order, judgment or decree of any court or governmental authority in the U.S.A., or of any material contract, agreement, or business relationship to which SOVINET is a party or by which it is bound.

                 (b) According to its foundation documents, copies of certain of which are attached as Exhibit 4, SOVINET has the authority to operate, and to cooperate with MTLCC through the Venture to operate, the Network as contemplated by this Agreement.

                                   ARTICLE 28

                             Liability for Damages

         (1) Each of the Participants shall be liable to the others for its material breach of a provision of this Agreement, or the material failure or inaccuracy of any of its representations or warranties in this Agreement, which causes the other Participant(s) to incur actual damages; provided, however, that the extent of the liability shall be limited to the direct damages actually incurred; and provided, further, that to be entitled to damages under this Article 28, a damaged Participant must first have notified the breaching Participant of such breach or failure, and such breach or failure must not have been cured or corrected within thirty (30) days of the date of the notice. All damages due under this Article 28 shall be payable in hard currency.

         (2) No Participant shall be liable for the debts, obligations or liabilities of the Venture, or of the other Participants, except for liabilities which the Participant has expressly agreed in writing to assume. Upon the termination or liquidation of the Venture, neither Participant will have any liability to the other in consequence of this Agreement or the Venture, except for liabilities that arose prior to the effective date of the liquidation.

                                   ARTICLE 29

                                    Notices

         All notices and other communications required or permitted to be given under this Agreement shall be deemed given when actually received by the addressee, shall be in writing and shall be either (1) mailed by registered or certified air mail, postage prepaid; (2) delivered by hand; or (3) given by "tested" telex (i.e., a telex for which the proper answer back has been received) or facsimile transmission. In each case, the notice shall be addressed to the relevant Participant at its address set forth below, or, where the appropriate telex or facsimile numbers of the notified Participant have previously been designated to the other Participant pursuant to this Article 29, to such number.

                                   ARTICLE 30

                                 Miscellaneous

          (1) From the moment this Agreement is executed by the Participants, all previous agreements or other correspondence and all negotiations relating to this Agreement or the subject matter hereof will have no further force or effect.

         (2)     The Exhibits to this Agreement are integral parts hereof.

         (3) This Agreement is executed on the 18 day of 1990, in four (4) original copies, in Russian and in English, both versions being identical and equally valid.

         (4) The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

         (5) Time is of the essence with respect to this Agreement and the performance hereof.

         (6) Whenever possible, this Agreement shall be interpreted in such a manner as be to effective, valid and enforceable under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (7) Except as expressly provided to the contrary in this Agreement, each party shall be solely responsible for its expenses incurred in connection with its negotiation and performance of this Agreement. Without limitation, each party shall pay its own costs with respect to the hiring of auditors and attorneys.

         (8) The addresses of the Participants for notice purposes will be:

         MTLCC:     25, Dubovaya roscha, 127427
                    Moscow, U.S.S.R.
                    Telex:
                          -------------
         Attention: Michael Smirnov, Director

         SOVIET:    1700 Old Meadow Road,
                    McLean, Virginia 22102, U.S.A.

                                  Telex:
                                   Attention: Glenn Sacra and Wayne Van Dyck,
                                    Members of the Management Committee

         Signed for the Participants as follows:

SOVINET                                            Main Trunk Lines Control
                                                   Centre of the U.S.S.R.
                                                   Ministry of Posts and
                                                   Telecommunications
                                                   ("MTLCC")

By: GTE International Communication
Services Corporation, a General
 Partner

By:      /s/ GLENN SACRA                   By:     /s/ [ILLEGIBLE]
      ----------------------------               -------------------------------
Its:     President                         Its:    Director
      ----------------------------               -------------------------------
Date:    May 7, 1990                       Date:   18.06, 1990


                                           By:
                                               -------------------------------
                                           Its:
                                                ------------------------------

                                           Date:                        , 1990
                                                 -----------------------

By: San Francisco/Moscow Teleport,
Inc., a General Partner

By:      /s/ WAYNE VAN DYCK
     ----------------------------
Its:     Chairman
     ----------------------------

Date:    May 8, 1990



By:      /s/ [ILLEGIBLE]
     ----------------------------
Its:     President
     ----------------------------

Date:    May 8, 1990

                                           Supplement to the Agreement on the
                                             Creation and Functions of the Joint
                                                Venture "EDN"

                        THE CHARTER OF THE JOINT VENTURE

         The joint venture "EDN", to be referred to below as the "Venture", is established by the Agreement on the Creation and Functions of the Joint Venture to which this Charter is attached, to be referred to below as "Agreement" and dated 18-06, 1990. All terms used herein and defined in the Agreement shall have the meanings set forth in the Agreement. Where the terms of the Agreement and this Charter are inconsistent or conflicting, the terms of the Agreement shall prevail.

                                   ARTICLE 1

         The Participants in the Venture are the Main Trunk Lines Control Centre of the Ministry of Posts and Telecommunications of the U.S.S.R., a juridical entity governed by Soviet law, which will be referred to below as "MTLCC", and SOVINET, a juridical entity governed by the laws of the state of Virginia, U.S.A., which will be referred to below as "SOVINET".

                                   ARTICLE 2

         The Venture is established for the general purposes described in the Agreement. The Venture is also established for the purposes of providing and achieving stable and profit-making activities for itself. The Venture may conduct all activities authorized by the Agreement.

                                   ARTICLE 3

         (1) The Venture is a legal entity governed by the laws of the Union of Soviet Socialist Republics. The Venture has full rights as a legal entity from the moment it is registered with the U.S.S.R. Ministry of Finance. The Venture has the right to conclude contracts on its own behalf, to acquire property rights and other rights, and to fulfill its commitments. The Venture may be called as a plaintiff or a defendant in court or in arbitration, as the case may be. The Venture has the right to carry out directly licensing, marketing, distribution, sales, and export or import operations that it deems necessary or convenient for its economic activities, and to establish independent prices for its services. Upon decision of the Board, the Venture can create branches and representative offices in one or more locations in the countries of the Participants, and in third countries. The branches of the Venture will be separate legal entities, and will not have to answer for any obligations of the Venture, nor will it have to answer for the obligations of its branches.

         (2) To carry out its functions, the Venture has the right to procure and pay for necessary transport (including by the purchase or rental of vehicles), communications, and other goods and services in the U.S.S.R., U.S.A., and other countries, in Soviet rubles ("rubles") or freely convertible foreign currency ("hard currency"). The Venture has the right to purchase or rent plots of land, buildings (including factories, storage and shipping facilities, and housing for the Venture's foreign personnel), and other properties; to receive and pay for communal and other services; and to decide on questions concerning the design and construction of all of its buildings and properties. The Venture has the right to sign contracts with accounting, insurance, transportation, and all other individuals and organizations that provide goods or services. The Venture has the right to transfer information, within and outside of the U.S.S.R., related to its manufacturing, marketing, sales, design, economic, commercial and/or organizational functions with the aid of mail or printed correspondence, telegraphs, telephones, teletype and telefax, and through all types of digital, analog and satellite information transfer.

         (3)     The Venture may obtain credit on a commercial basis:

                 (a) in hard currency from the U.S.S.R. Vneshekonombank, from banks in foreign countries, or from other organizations; or

                 (b) in rubles from the U.S.S.R. Gosbank or from the U.S.S.R. Vneshekonombank.

The credit obtained may be guaranteed by the property of the Venture or any portion thereof. Guarantees of the Venture's obligations may also be granted by any third party, including each of the Participants. The Venture will have accounts in the U.S.S.R. Gosbank and in the U.S.S.R. Vneshekonombank. The Venture has the right to exchange hard currency =according to the official exchange rates of the U.S.S.R. Gosbank or other applicable exchange rates, within the limits of the Venture's own hard currency funds and in accordance with established procedures. The Venture will also have the maximum rights permitted by Soviet law to buy or sell hard currency in public or private auctions or in other legal circumstances.

         (4) The Venture will own and use its property within the guidelines of Soviet law, and in accordance with its goals and the nature of the property. The Venture will use all of its property to cover its obligations. The Soviet government and the Participants in the Venture will not be separately liable for any of the Venture's obligations except to the extent they may expressly assume such liability, and the Venture will not be liable for the obligations of the Soviet government or its Participants.

         (5) The Venture's activities will be governed by Soviet or other applicable law, by the Agreement, and by this Charter, subject to applicable inter-state and inter-governmental agreements mutually established by the U.S.S.R. and the U.S.A.

         (6) The Venture will have a seal, as approved by the Board of the Venture. The headquarters of the Venture will be located at 25, Dubovaya roscha, 127427 Moscow, U.S.S.R. The official languages of the Venture are Russian and English, and these languages are also the working languages of the Venture.

                                   ARTICLE 4

         The Venture will form its capital stock from the contributions of the Participants, as set forth in the Agreement, to enable the functions of the Venture to be carried out. The size of this capital stock, the relative shares of the Participants, and the procedure for forming the capital stock are set forth in the Agreement. The Board will issue certificates documenting the Participants' contributions to the capital stock and their ownership of the capital stock.

                                   ARTICLE 5

         The profits in hard currency and rubles obtained by the Venture may be retained for use in the activities of the Venture, or may be allocated to the Funds or distributed to the Participants in accordance with the Agreement.

                                   ARTICLE 6

         (1) The highest body of the Venture is the Board, which is comprised of members appointed by the Participants, as described in the Agreement. A member of the Board may have an assistant, who will have no voting power or formal authority.

         (2) Unless otherwise provided in the Agreement, the Board has the right to make decisions on any question concerning the functions of the Venture. Without limitation, and subject to the Agreement, unless otherwise agreed by the Participants, or unless the Board delegates such authority to the Management, the Board will have the exclusive right and authority:

                 (a) subject to Article 8 of this Charter, to introduce changes and additions in or to this Charter;

                 (b) to determine major policies and directions for the operations of the Venture, and to approve its current and long-term plans, reports of its activities, and annual budgets;

                 (c) to determine the administrative structure of the Venture;

                 (d) subject to Article 11 of the Agreement and to Article 9 of this Charter, to supervise and review the activities of, and, if the Board so determines, remove from duty the Director General and the First Deputy Director and other members of the Management;

                 (e) to approve the members of the Audit Committee, and to approve of its reports and conclusions, as described in Article 10 below;

                 (f) to determine the schedule for creating and using the Funds and earnings of the Venture, the distribution of its profits in accordance with the Agreement, and the procedures for covering or otherwise managing losses;

                 (g) to deal with questions pertaining to the establishment and closing of branches and representative offices;

                 (h)      to make decisions on obtaining credit;

                 (i)      to propose the admission of new Participants to the

Venture;

                 (j) to appoint and remove the members of the Liquidation Committee, and to approve its reports and decisions;

                 (k) to decide on the compensation, if any, of the members of the Board, Management, and members of the Audit Committee; and

                 (l) subject to Article 11 of the Agreement, to approve contracts (whether between the Venture and either or both of the Participants, or with third parties) or expenditures of any type that are not authorized in advance by the Agreement or by the Board in the annual budget for that year, and that require the Venture to spend more than 10,000 U.S. dollars or the equivalent in hard currency.

                                   ARTICLE 7
                                   - - - - -

         (1) The Board will review issues pertaining to the activities of the Venture, and will make decisions concerning them, at its meetings. Each of the members of the Board, and the Director General of the Venture, will have the right to introduce issues for the consideration of the Board.

         (2) The appropriate co-chairman (as stipulated by Article 11(6) of the Agreement) will preside at each meeting of the Board. The presiding co-chairman will appoint a secretary who will be responsible for keeping the minutes of each meeting, or causing them to be kept, in both Russian and English. All of the members of the Board will have an opportunity to review the minutes. The minutes will state who was present at the meeting, how the members voted, what matters were discussed, which decisions were made, and what particular opinions were presented. Each member of the Board will sign the minutes after being personally satisfied of their accuracy.

         (3) Members of the Board may participate in meetings in person or by telephone provided that all members can hear one another. Any member of the Board who is unable to participate in a meeting may create a written proxy, granting to his representative the power to participate in the meeting and to cast votes on his behalf. Representatives so appointed will strictly observe the directions of the appointing member regarding participation and voting, as set forth in the written proxy. A representative, pursuant to a duly-authorized proxy, may sign the minutes on behalf of a member of the Board.

         (4) By unanimous action of the members of the Board, decisions and votes of the Board may be validly made in written form (including agreement by telex or electronic means) without an actual meeting, and will have the same power and legal force as a decision made at a valid meeting of the Board.

         (5) Each member of the Board, including the presiding co-chairman, will have one vote. Meetings will be deemed validly held if at least four (4) of the six (6) members of the Board are present.

         (6) The Board will discuss the results of each fiscal year's activities at an annual meeting to be held no later than sixty (60) days after the end of that year.

         (7) A vacancy on the Board due to illness, death, resignation or recall of a member by a Participant will be filled by the Participant who initially designated the absent member. A member of the Board may be recalled or replaced at any time by the appointing Participant.

                                   ARTICLE 8
                                   - - - - -

         A vote of at least four (4) of the members of the Board will be required to decide all issues or questions presented to the Board, with the exception of issues or questions for which the Agreement or this Charter may expressly require a unanimous vote. A unanimous vote of all of the members of the Board or their authorized representatives will be necessary when dealing with the following issues:

         (1)     any alterations of or additions to this Charter;

         (2) approvals of proposals for changes in the size of the capital stock of the Venture; and

         (3) determining the size, procedure, and terms of requests for additional capital contributions from the Participants.

                                   ARTICLE 9
                                   - - - - -

         (1) Except as otherwise expressly provided in the Agreement or this Charter, the day-to-day activities of the Venture will be conducted by the Management, headed by the Director General. The structure and staff of the Management will be determined and approved by the Board. The Director General will report to the Board and will have operational responsibility for the actions of the Venture and the fulfillment of the tasks and functions assigned to the Director General.

         (2) The Director General of the Venture, who will be appointed as set forth in the Agreement:

                 (a) will be responsible for implementing current and future business plans of the Venture;

                 (b) will hire and dismiss employees, with the exception of members of the Management;

                 (c) will carry out all decisions of the Board and present reports to the Board concerning their implementation;

                 (d) will manage and protect the property of the Venture, as directed by the Board;

                 (e) subject to Article 11 of the Agreement and Article 6(2)(1) of this Charter, and with the assistance and participation of the First Deputy Director, will conclude commercial contracts on behalf of the Venture, and ensure that they are fully performed;

                 (f) will perform all other functions stipulated in the Agreement and this Charter or specified by the Board; and

                 (g) Subject to Article 11 of the Agreement and Article 6(2)(1) of this Charter, and with the assistance and participation of the First Deputy Director, will represent the Venture in dealings with other organizations, ventures and entities, and also with government organizations of participating countries and third countries, with respect to all matters concerning the Venture or its activities as permitted by the Agreement or this Charter.

         (3) The Director General will have the right to make decisions on all other matters concerning the Venture that are not within the exclusive jurisdiction of the Board. Subject to Article 11 of the Agreement and Article 6(2)(1) of this Charter, the Director General, the First Deputy Director and other person(s) so appointed in writing by the Board may sign contracts and other legal documents on behalf of the Venture.

         (4) The First Deputy Director, and Technical/Engineering, Marketing/Sales, and Finance/Accounting Directors, will have the respective duties specified in the Agreement or this Charter, or otherwise determined by the Board.

                                   ARTICLE 10
                                   - - - - -

         (1) The Venture will have independent economic status and will function on the basis of complete self-support, and hard currency self-repayment, and carry out its activities in accordance with the annual productivity plan and other plans approved by the Board.

         (2) The Venture will conduct its bookkeeping, statistical recordkeeping, and reporting activities in accordance with applicable Soviet law, and will keep the resulting records in both Russian and English. In addition, at the written request of SOVINET to the Venture at any time, the Venture will also conduct its bookkeeping activities in accordance with generally accepted accounting principles in the United States, and will keep a second set of books in English for this purpose. In this event, SOVINET will provide reasonable assistance to the Venture to assist its personnel in conducting such activities, but the Venture shall otherwise bear all costs of keeping such second set of books.

         (3) Expenses and revenues will be entered on the books of the Venture in rubles or in foreign currency, as they are actually incurred or received. For internal bookkeeping purposes only, and not for purposes of valuing a Participant's contribution, conversion of all amounts from rubles into foreign currency or vice versa will be conducted at the official exchange rate of the U.S.S.R. Gosbank, or other applicable exchange rate under Soviet law, on the day of the conversion.

         (4) The Venture may obtain credit from Soviet and/or foreign finance organizations and from foreign firms in accordance with applicable procedures.

         (5) The fiscal year of the Venture will begin on January 1 and end on December 31 of each calendar year.

         (6) The duration of the first fiscal year will be determined by the Board, but will not extend beyond December 31 of the year in which the Venture is registered.

         (7) At the end of each fiscal year or promptly thereafter at a time and place specified by the Board, the Director General will present a report of the activities of the Venture during that fiscal year, including proposals concerning the distribution of profits, to the Board for its review.

         (8) Periodic audit reviews of the economic and commercial activities of the Venture will be conducted by a Soviet self-financing organization selected by the Board (such as Inaudit), which will be paid for this service at its standard rates. In addition, at the written request of SOVINET, an international accounting firm of established reputation and selected by the Board will be retained to conduct its own audit review of the activities of the Venture, and of the manufacturing, financial, sales and other books and records of the Venture. As a result of the audit review, the firm will be asked to prepare financial statements setting forth the profits and losses of the Venture, and the current assets and liabilities of the Venture, for the immediately preceding twelve (12) month period (or, at the request of SOVINET, for the last preceding fiscal year of the Venture). SOVINET shall be entitled to cause such an audit review to be conducted not more than twice per fiscal year. The Venture will bear all of the costs of these audit reviews, and the results of the reviews will be provided in writing to each of the Participants, in English and in Russian.

         (9) The general supervision and monitoring of the financial and economic activities of the Venture and its branches will be carried out by the Audit Committee, which shall consist of two (2) members. One (1) member of the Audit Committee will be nominated by each of the Participants, and both members will be subject to approval by the Board. SOVINET will initially appoint one of its designated representatives as the chairman of the Audit Committee, to serve for a two (2) year term, and thereafter the Participants will take turns in appointing such a chairman on an alternating, biannual basis. The members of the Audit Committee will hold office for terms of two (2) years and may be reappointed. The Audit Committee will be directly responsible to the Board and will submit its audit reports, as well as its commentary on those reports, to the Board in writing at least two (2) times per year. One of the required audit reports will include financial statements setting forth the profits and losses of the Venture, and the assets and liabilities of the Venture, for the immediately preceding twelve (12) month period. The second of the required audit reports will set forth such financial statements for the last preceding fiscal year of the Venture, and will be prepared and submitted within sixty
(60) days of the end of each fiscal year. In preparing such audit reports, the Audit Committee will take into consideration the audit reviews described in (8) above. Such audit reports will become effective upon approval by the Board. The Venture will not be required to submit audit reports or financial, technical, commercial, or other information to any third parties, except to the extent that financial reporting is required to comply with applicable Soviet tax laws or U.S. laws applicable to SOVINET.

                                   Article 11

         (1) The Management of the Venture will conclude a collective bargaining agreement with the trade union associated with the Venture. The content of this agreement will be consistent with Article 26 of the Agreement.

         (2)     Subject to Article 26 of the Agreement, and to applicable

Soviet law, the salaries, work hours, vacation and social security benefits available to Soviet employees of the Venture will be as determined by the Board.

         (3) The Venture may hire foreign specialists to work for the Venture. The salaries, vacations, pensions, and other benefits available to foreign employees or foreign consultants of, or assigned to, the Venture (collectively "personnel" of the Venture) will be governed by individual contracts to be concluded by the Management of the Venture with each such person. All foreign personnel of the Venture will be paid in hard currency, except as otherwise determined by the Board.

         (4) The Venture will pay sums to the U.S.S.R. State Budget as required by Soviet law, for the social insurance of Soviet and foreign employees and the pensions of Soviet employees, in amounts and at rates applicable to Soviet organizations.

         (5) The pension benefits of foreign employees hired by the Venture will be transferred directly to the appropriate pension funds of the country of their permanent residence.

         (6) The salaries and bonuses of foreign personnel paid in hard currency and not spent in the U.S.S.R. may be freely transferred abroad at the request and in the sole discretion of these persons, and such transfer shall not be subject to Soviet transfer, repatriation or withholding taxes. All foreign personnel of the Venture will be entitled to the maximum extent possible to all rights, exemptions from taxes, and other benefits which are currently or may subsequently be permitted or granted to foreign personnel under Soviet law.

         (7) The Venture will have the independent right to hire and dismiss its employees in accordance with the labor agreements it may have concluded with them.

                                 ARTICLE 12

         (1) A Liquidation Committee consisting of four (4) members, two (2) of whom will be appointed by each of the Participants, will be established promptly if there is a decision to liquidate the Venture pursuant to Article 23 of the Agreement.

         (2)     If the Venture is liquidated:

                 (a) the Board will form the Liquidation Committee, which will prepare a statement of the Venture's affairs, assets and liabilities, and a proposed liquidation schedule, and will present them to the Board for approval within sixty (60) days of the decision to liquidate the Venture;

                 (b) subject to and in accordance with the applicable provisions of the Agreement, the Board will then decide how to dispose of all property of the Venture;

                 (c) all property leased or loaned to the Venture will be returned to the owners thereof; all fees or royalties due to each Participant and unpaid at the moment of liquidation will be added to the total amount due to that Participant upon the final division of funds; and

                 (d) the capital stock of the Venture, and other funds and assets remaining after satisfying the valid demands of the Venture's creditors, will be divided among the Participants to the Venture in accordance with the applicable provisions of the Agreement. The liquidation will be registered with the U.S.S.R. Ministry of Finance.

                                 ARTICLE 13

         This Charter will take effect on and from the date of registration of the Venture with the U.S.S.R. Ministry of Finance.

                                 ARTICLE 14

         The addresses of the Participants for notice purposes will be:

           MTLCC:   25, Dubovaya roscha, 127427
                    Moscow, U.S.S.R.
                    Telex:
                          Attention: Michael Smirnov, Director

           SOVINET:  1700 Old Meadow Road,
                     McLean, Virginia 22102, U.S.A.
                     Telex:
                          Attention: Glenn Sacra and Wayne Van Dyck,
                           Members of the Management Committee

                                   Exhibit 2

                      List of Hotels and Business Centers

         Savoy
         Slavyanskaya
         Expocenter
         Sovincenter - Hotel Portion
         Sovincenter - Business Offices
         Cosmos
         Metropol
         Penta

                                   Exhibit 4

                          SOVINET Foundation Documents

                                   (Attached)

                                SIGNATURE PAGE



                                 [ILLEGIBLE]



     Glenn Sacra and Wayne Van Dyck, Members of the Management Committee



         /s/ GLENN H. SACRA                     /s/ [ILLEGIBLE]
         --------------------                   --------------------
            Glenn H. Sacra                         [ILLEGIBLE]
            May 7, 1990                            18.06 1990





         /s/ WAYNE VAN DYCK
         --------------------
            Wayne Van Dyck
            May 8, 1990





         /s/ [ILLEGIBLE]
         --------------------
            [ILLEGIBLE]
            May 8, 1990